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                                                                      EXHIBIT 23
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our reports dated May 23, 1996, June 1, 1995 and May 20, 1994 in the Form S-1 Registration Statement filed on behalf of Tice Technology, Inc. for the registration of 2,931,407 Common Shares and 1,000,000 Common Stock Purchase Warrants of Tice Technology, Inc. under Section 8(a) of the Securities Act of 1933.


Dated : August 23, 1996                         Boring & Goins, P.C.


                                                By: \s\ Roger L. Goins
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                                                Title: Vice President
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